CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Houston American Energy Corp of our report dated March 12, 2018 relating to the reserves and future revenue which appears in the Annual Report on Form 10-K of Houston American Energy Corp for the year ended December 31, 2017. We also consent to reference to our firm as it appears under the caption “Experts” in said registration statement.

/s/ Russell K. Hall, PE
RUSSELL K. HALL AND ASSOCIATES, INC.
Midland, Texas
December 11, 2018